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                                   RIDE SPORTS
                   8160 304th Avenue S E Preston WA USA 98050
                       Phone 425 222-8247 Fax 425 222-4865

                                                          CONTACT: Brian Young
                                                            Investor Relations
                                                                  425-222-8247

                          RIDE SPORTS CHANGES YEAR END


          PRESTON, Wash., May 4, 1998 -- Ride Sports (Nasdaq: RIDE), a leader in innovative snowboard technology, today announced that it will change its year end from December 31 to a July 1 through June 30 fiscal year. This change was approved by the Company's Board of Directors on April 22, 1998. A report covering the six-month transition period of January 1, 1998 through June 30, 1998 will be filed on Form 10-K no later than September 28, 1998.

          "Several factors prompted us to change our fiscal year end," said Scott Stewart, Ride's Chief Financial Officer. "Because we begin shipping our new products to retailers in July, the new fiscal year will better reflect our business cycle. In addition, we believe that this change will simplify communications with investors and shareholders."

          Established in 1992, Ride is headquartered at the foothills of the Cascade Mountains, in Preston, Washington. Ride is a leading manufacturer of contemporary sports equipment including snowboard equipment, wakeboards, and apparel under the brand names: Ride, Liquid, 5150, Smiley Hats, SMP and Fulltilt.

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     To the extent this press release discusses financial projections, information or expectations about the Company's products or markets, otherwise makes statements about the future, such statements are forward-looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. Factors which could cause actual results to differ materially include, but are not limited to, those set forth in the "Risk Factors" of the Company's 1997 Form 10-K as filed with the Securities and Exchange Commission.

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